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                                                                     EXHIBIT 3.1


            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                              COMPUTER MOTION, INC.

          (Duly adopted in accordance with Sections 242 and 245 of the
                        Delaware General Corporation Law)

         It is hereby certified that:

         1. The present name of the corporation (hereinafter called the "Corporation") is Computer Motion, Inc., which is the name under which the Corporation was originally incorporated; the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 1, 1997, and an Amended and Restated Certificate of Incorporation was filed with the Secretary of State on __________, 1997.

         2. The Certificate of Incorporation of the Corporation, as amended and restated herein, at the effective time of filing of this Second Amended and Restated Certificate of Incorporation with the Delaware Secretary of State, shall read in full as follows:

            "SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              COMPUTER MOTION, INC.

                                 ARTICLE I: NAME

         The name of the Corporation is Computer Motion, Inc.

                     ARTICLE II: REGISTERED OFFICE AND AGENT

         The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent at that address is The Corporation Trust Company.

                              ARTICLE III: PURPOSE

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as amended from time to time.


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                         ARTICLE IV: AUTHORIZED CAPITAL

         A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 30,000,000, of which (i) 25,000,000 shares shall be designated "Common Stock" and shall have a par value of $0.001 per share; and (ii) 5,000,000 shares shall be designated "Preferred Stock" and shall have a par value of $0.001 per share. The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

             (i) The number of shares constituting that series and the distinctive designation of that series;

             (ii) The dividend rate on the shares of that series, whether dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

             (iii) Whether that series shall have voting rights, in addition to the voting rights provided by law and, if so, the terms of such voting rights;

             (iv) Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

             (v) Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

             (vi) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; and

             (vii) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series.

         B. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.


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           ARTICLE V: BOARD OF DIRECTORS AND MEETINGS OF STOCKHOLDERS

         A. Board of Directors. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors and elections of directors need not be by written ballot unless otherwise provided in the Bylaws. The number of directors of the Corporation shall be fixed from time to time by the Board of Directors either by a resolution or Bylaw adopted by the affirmative vote of a majority of the entire Board of Directors.

         B. Meetings of Stockholders. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware Statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or by the Bylaws of the Corporation.

         C. No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. At any annual meeting or special meeting of stockholders of the Corporation, only such business shall be conducted as shall have been brought before such meeting in the manner provided by the Bylaws of the Corporation.

                 ARTICLE VI - LIMITATION OF DIRECTORS' LIABILITY

         A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or
(iv) for any transaction from which the director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of the directors of the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                        ARTICLE VII - AMENDMENT OF BYLAWS

         The Board of Directors of the Corporation shall have the power to make, alter, amend, change, add to or repeal the Bylaws of the Corporation."


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         IN WITNESS WHEREOF, said Computer Motion, Inc. has caused this certificate to be signed by Gene Wang, its Chief Executive Officer and President, this day of __________, 1997.

                                                Computer Motion, Inc.

                                                By:
                                                    -------------------------
                                                    Gene Wang
                                                    Chief Executive Officer
                                                    and President


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